Exhibit 10.5

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (hereinafter called Agreement) was entered between Shi Chul Kang with an address at 102-1505 Lotte Castle, Shincheon-Dong, Songpa-Gu, Seoul, Republic of Korea (hereinafter called "SELLER)") and Leomotors Korea, Inc. with an address at 291-1, Hasangok-dong, Hanam City, Gyeonggi-do, Republic of Korea (hereinafter called "BUYER") as of this 25th day of June, 2012, WHEREAS "SELLER" wishes to sell and "BUYER" wishes to purchase, 3,750,000 shares of Common Stocks of Leo Motors Inc. owned by "SELLER" on terms and conditions herein set forth, NOW THEREFORE, the parties hereto agree as follows:

1. "SELLER" shall sell and "BUYER" shall purchase 3,750,000 shares of the Common Shares of Leo Motors, Inc., at US$ 0.20 (with conversion rate of US$1.00 to be Korean Won 1,150) per stock. Thetotal share price shall be Korean Won 862,500,000 payable in full at the Closing by December 31, 2012.

2. Contract Payment: Korean Won 50, 000,000 will be paid with signing of this agreement.

3. 1st interim payment: Korean Won 20, 000,000 will be paid on September 24, 2012.

4. 2nd interim payment: Korean Won 80, 000,000 will be paid on November 23, 2012.

5. 3rd interim payment: Korean Won 252,500,000 will be paid before December 31, 2012. When the 3rd payment is made the SELLER deliver 1,750,000 shares to BUYER.

6. Final Payment: Korean Won 20, 000,000 will be paid on September 24, 2012. When the final payment is made, the SELL deliver 2,000,000 shares to SELLER.

7. If the whole payment is not made until December 31, 2016, this agreement is automatically terminated.

8. If the payment is not made to the 2nd interim payment, this agreement is automatically terminated. In this case, the Contract Payment is not refunded by the SELLER.

9. The share transfer must be followed by BUYER's requests.

10. Any expenses or tax incurred by this share transaction shell be paid by the beneficiary party.

In WITHNESSTH WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

By:
_____________________________
"SELLER": Shi Chul Kang

By:
_____________________________
"BUYER": Leomotors Korea, Inc.